Exhibit 99.2

FINANCIAL SUPPLEMENT

December 31, 2014

Monster Worldwide, Inc. (together with its consolidated subsidiaries, the “Company,” “Monster,” “we,” “our” or “us”) provides this supplement to assist investors in evaluating the Company’s financial and operating metrics. We suggest that the notes to this supplement be read in conjunction with the financial tables. The financial information included in this supplement contains certain non-GAAP financial measures. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles (“GAAP”), but are not a substitute for, or superior to, GAAP results. The non-GAAP measures included in this supplement have been reconciled to the most comparable GAAP measure. The Company intends to update the financial supplement on a quarterly basis.

Notes to Financial Supplement

Presentation

Stock Based Compensation

Non-cash, stock-based compensation expense has been excluded from our non-GAAP financial statements for all periods presented. Effective November 4, 2014, Salvatore Iannuzzi resigned as Chief Executive Officer and President of the Company. In connection with his resignation, the Company accelerated the vesting of 160,501 RSA’s and 2,250,000 RSU’s, resulting in $4.4 million of non-cash compensation. These charges have been excluded from our non-GAAP financial statements for the three and twelve months ended December 31, 2014.

Separation Costs

During the three months ended December 31, 2014, excluding stock based compensation as discussed above, the Company incurred $5.0 million of separation charges primarily related the resignation of the Company’s former Chief Executive Officer and President, Salvatore Iannuzzi, effective November 4, 2014. These charges have been excluded from our non-GAAP financial statements for the three and twelve months ended December 31, 2014.

Facilities Costs

During the three months and twelve months ended December 31, 2014, the Company incurred $0.5 million and $7.7 million of charges associated with exited facilities, respectively, which have been excluded from our non-GAAP financial statements for the respective periods. The majority of these charges related to facility charges associated with the consolidation of multiple offices into the Company’s new corporate headquarters in Weston, Massachusetts.

Goodwill Impairment

In the fourth quarter of 2014, primarily due to the decline of our market capitalization and the implications such decline had on the carrying value of our goodwill, which resulted in higher discount rates applied to forecasted cash flows, the Company concluded that the carrying amount of goodwill exceeded its estimated fair value for both the Careers – North America and Internet Advertising & Fees segments. As a result, the Company recorded a pre-tax goodwill impairment charge of $325.8 million in the three months ended December 31, 2014 ($263.0 million, net of tax), which has been excluded from our non-GAAP financial statements for the three and twelve months ended December 31, 2014.

Strategic Alternatives

On March 1, 2012, the Company announced that it had resolved to explore strategic alternatives to maximize value for the Company’s stockholders During the year ended December 31, 2013, the Company incurred $2.9 million of costs related to the review of strategic alternatives which have been excluded from our non-GAAP financial statements.

Restructuring

On November 8, 2012, the Company announced actions to concentrate resources on core businesses within North America and key European and Asian markets with increased spending in marketing and sales. The restructuring actions included reducing the Company’s workforce, consolidating certain office facilities and impairing certain fixed assets. The Company incurred $20.0 million of restructuring costs relating to this program in the year ended December 31, 2013 which have been excluded from our non-GAAP financial statements for the twelve months ended December 31, 2013.

3.50% Convertible Senior Notes Due 2019

On October 22, 2014, the Company consummated an offering of $143.8 million aggregate principal amount of its 3.50% convertible senior notes due 2019 (the “Notes”), which includes $18.8 million in aggregate principal amount of Notes sold pursuant to the over-allotment option that was previously granted to the initial purchasers of the Notes and exercised by the initial purchasers on October 21, 2014. The Company received net proceeds of $139.0 million from the sale of the Notes, after deducting fees and expenses of $4.7 million. The Notes are unsecured, senior obligations of Monster, that bear interest at a rate of 3.50% per annum, payable in arrears on April 15 and October 15 of each year to holders of record at the close of business on the preceding April 1 and October 1, respectively. The Notes will mature on October 15, 2019, unless converted or repurchased in accordance with their terms prior to such date.

In connection with the offering of the Notes, Monster entered into capped call transactions with an affiliate of one of the initial purchasers. The Company used $16.5 million of the net proceeds to pay for the cost of the capped call transactions, $82.5 million to repay in full the term loan outstanding as of the date of issuance, and $40.0 million to repay a portion loans outstanding under the revolving credit facility.

In accordance with ASC 470-20, Debt with Conversion and Other Options, the Notes were separated into debt and equity components and assigned a fair value. The value assigned to the debt component was the estimated fair value, as of the issuance date, of similar debt without the conversion feature. The difference between the cash proceeds and this estimated fair value represents the value which was assigned to the equity component and was recorded as a debt discount. The debt discount is being amortized using the effective interest method from the date of issuance through the October 15, 2019 maturity date.

The initial debt component of the Notes was valued at $122.8 million, based on the contractual cash flows discounted at an appropriate market rate for non-convertible debt at the date of issuance. The carrying value of the permanent equity component reported in additional paid-in-capital was initially valued at $20.2 million, which is net of $0.7 million of fees and expenses allocated to the equity component.

During the three months ended December 31, 2014, the Company recognized $0.8 million of amortization of the debt discount and $0.2 million of deferred financing fees relating to the Notes which have been excluded from our non-GAAP financial statements for the three and twelve months ended December 31, 2014.

Amended Credit Facility

On October 31, 2014, the Company amended and restated the Second Amended Credit Agreement (the “Third Amended Credit Agreement”). The Third Amended Credit Agreement provides the Company with a $100 million revolving credit facility and $90 million term loan facility, providing for a total of $190 million in credit available to the Company. The borrowings under the Third Amended Credit Agreement were used to satisfy the obligations under the Second Amended Credit Agreement of $98.9 million under the revolving credit facility. Each of the revolving credit facility and the term loan facility matures on October 31, 2017. The Third Amended Credit Agreement partially qualifies as a debt extinguishment in accordance with ASC 470—Debt. Accordingly, the Company expensed $0.4 million of financing fees classified as a debt extinguishment through interest & other, net during the fourth quarter of 2014, which has been excluded from our non-GAAP financial statements for the three and twelve months ended December 31, 2014. The remaining $2.8 million of financing fees are being deferred and amortized through October 2017.

Investment and Indefinite-Lived Intangible Impairment

During the three months ended December 31, 2014, the Company recorded an impairment charge of $1.1 million related to a cost method investment. In addition, the Company recorded an impairment charge of $1.0 million on an indefinite-lived intangible asset during the same period. These charges have been excluded from our non-GAAP financial statements for the three and twelve months ended December 31, 2014.

Gain on deconsolidation of subsidiaries, net

Prior to January 3, 2014, the Company had a 25% equity investment in a company located in Finland related to a business combination completed in 2001, with the remaining 75% held by Alma Media Corporation (“Alma Media”). Alma Media is a leading media company based in Finland, focused on digital services and publishing in Finland, the Nordic countries, the Baltics and Central Europe. Effective January 3, 2014, the Company expanded its relationship with Alma Media. Monster and Alma Media each contributed several additional entities and businesses into the existing joint venture and formed a significantly larger joint venture where Monster has an equity ownership of 15% with the opportunity to increase ownership up to 20%. The Company also contributed cash of approximately $6.5 million. Following closing, Monster no longer held a controlling interest in its subsidiaries in Poland, Hungary and the Czech Republic and therefore deconsolidated those subsidiaries effective January 3, 2014. The Company accounts for its investment under the equity method of accounting due to the Company’s ability to exert significant influence over the financial and operating policies of the new joint venture, primarily through our representation on the board of directors.

The Company recorded a gain of approximately $14.0 million as a result of the deconsolidation. The gain was measured as the difference between the (a) net fair value of the retained noncontrolling investment and the consideration transferred and (b) the carrying value of the contributed subsidiaries’ net assets of approximately $4.2 million. The fair value of the retained noncontrolling investment was approximately $24.8 million which was determined based on the present value of estimated future cash flows. The Company also recognized $1.8 million of accumulated unrealized currency translation loss related to the net assets of the subsidiaries contributed by Monster.

As a result of the deconsolidation, the Company recorded a net gain of approximately $12.0 million during the first quarter of 2014 which has been excluded from our non-GAAP financial statements for the twelve months ended December 31, 2014.

Income Tax

As a result of the goodwill impairment recognized in the fourth quarter of 2014, the Company recognized a tax benefit of $62.8 million which has been excluded from our non-GAAP financial statements for the three and twelve months ended December 31, 2014.

As a result of the gain related to the deconsolidation of our subsidiaries in Poland, Hungary and the Czech Republic, the Company recognized a tax provision of $5.5 million in the first quarter of 2014 which has been excluded from our non-GAAP financial statements for the twelve months ended December 31, 2014.

In the fourth quarter of 2013, the Company recognized a tax provision relating to the sale of a noncontrolling interest in our South Korean subsidiary which has been excluded from our non-GAAP financial statements for the three and twelve months ended December 31, 2013. In the first quarter of 2013, the Company recognized an income tax benefit relating to the reversal of uncertain tax positions which has been excluded from our non-GAAP financial statements for the twelve months ended December 31, 2013.

Discontinued Operations

During the third quarter of 2012, as part of the Company’s review of strategic alternatives, the Company made the decision to sell its Careers-China business. The sale of the Careers-China business to Saongroup, Ltd. (“Saongroup”) was completed on February 5, 2013. The Company received a 10% minority interest in the combined China business of Saongroup.

Prior to the close of the sale of Careers-China in the first quarter of 2013, the Company incurred charges relating to severance benefits associated with terminated employees, retention benefits for employees who remained with the combined operations and certain lease obligation costs. At February 5, 2013, there was $23.1 million of accumulated unrealized currency translation gain related to the net assets of Careers-China. With the sale of Careers-China on February 5, 2013, the Company recorded the foreign currency translation adjustment as a reduction of the loss on disposition of discontinued operations. On October 25, 2013, the Company received $1.8 million of funds previously held in escrow relating to the sale of Careers-China, which the Company recorded as a gain in the consolidated statements of operations in the year ended December 31, 2013. Additionally, the Company recorded a tax benefit of $4.9 million in the year ended December 31, 2013. Accordingly, the Company recorded a loss from discontinued operations related to Careers-China, net of tax, of $1.7 million in the year ended December 31, 2013. These charges have been excluded from our non-GAAP financial statements for the twelve months ended December 31, 2013. The Company does not expect to incur significant additional charges in future periods relating to Careers-China.

During the fourth quarter of 2012, the Company made the strategic decision to discontinue operations in Latin America and Turkey. All of the Latin America and Turkey business operations were discontinued on or before December 31, 2012. The Company incurred approximately $8.0 million of costs associated with the shutdown of these businesses in the fourth quarter of 2012. For the year ended December 31, 2013, the Company recorded additional costs of $3.6 million which was primarily relating to severance costs associated with terminated employees of our operations in Latin America and Turkey. Additionally, the Company recorded a tax benefit of $1.5 million for the year ended December 31, 2013. Accordingly, the Company recorded a loss from discontinued operations, net of tax, of $2.1 million in the year ended December 31, 2013. These charges have been excluded from our non-GAAP financial statements for the twelve months ended December 31, 2013. The Company does not expect to incur significant additional charges in future periods relating to Latin America or Turkey.

Reclassifications

Certain reclassifications of prior year amounts have been made for consistent presentation.

Non-GAAP financial measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating (loss) income, operating margin, (loss) income from continuing operations, loss from discontinued operations, net of tax, and diluted (loss) earnings per share attributable to Monster Worldwide, Inc. all exclude certain proforma adjustments including: non-cash stock based compensation expense; costs incurred in connection with the Company’s restructuring programs; non-cash impairment charges; amortization of the debt discount and deferred financing costs associated with our 3.50% convertible senior notes due 2019; write-off of deferred financing costs relating to our former credit facility, amended in October 2014; severance charges primarily associated with the resignation of our former Chief Executive Officer, effective November 4, 2014; costs incurred related to the Company’s review of strategic alternatives; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; income tax provisions for increased valuation allowances on deferred tax assets; income tax provision related to the sale of a noncontrolling interest; income tax benefit associated with goodwill impairment; the results of the businesses in Careers – China, Latin America and Turkey as they have been classified as discontinued operations; gain on deconsolidation of subsidiaries, net; and charges related to exited facilities. The Company uses these Non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These Non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as operating income or loss before depreciation and amortization, non-cash compensation expense, non-cash impairment charges, and non-cash costs incurred in connection with the Company’s restructuring programs. Adjusted EBITDA excludes the impact of the pro-forma adjustments discussed above. The Company considers EBITDA and Adjusted EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities are defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities, plus unused borrowings under our credit facility as amended and restated in October 2014. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Monster Worldwide, Inc.

Statements of Operations

(unaudited, in thousands, except per share amounts)

	Trended Data
Summary P&L Information	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014

Monster Careers	$193,654	$181,819	$178,737	$180,687	$734,897	$182,251	$178,581	$175,028	$170,150	$706,010
Internet Advertising & Fees	18,332	18,239	18,080	18,031	72,682	15,898	15,860	16,192	16,053	64,003

Revenue	211,986	200,058	196,817	198,718	807,579	198,149	194,441	191,220	186,203	770,013

Salary and related	90,781	83,997	88,030	91,207	354,015	93,826	94,157	93,905	95,898	377,786
Office and general	35,028	36,537	36,997	37,679	146,241	42,688	37,296	39,992	38,355	158,331
Marketing and promotion	49,267	43,394	38,089	38,840	169,590	41,413	37,377	35,109	32,493	146,392
Restructuring and other special charges	13,167	6,828	—	—	19,995	—	—	—	—	—
Goodwill Impairment	—	—	—	—	—	—	—	—	325,800	325,800
Depreciation expense	13,000	12,644	12,297	11,981	49,922	11,885	11,217	11,548	11,369	46,019
Stock-based compensation	6,794	5,470	4,901	8,226	25,391	8,173	9,063	6,682	11,439	35,357
Amortization of intangibles	3,104	3,081	2,248	801	9,234	634	618	646	726	2,624

Operating expenses	211,141	191,951	182,562	188,734	774,388	198,619	189,728	187,882	516,080	1,092,309

Operating income (loss)	845	8,107	14,255	9,984	33,191	(470)	4,713	3,338	(329,877)	(322,296)
Gain on deconsolidation of subsidiaries, net	—	—	—	—	—	11,828	—	—	—	11,828
Interest and other, net	(1,268)	(1,357)	(1,482)	(1,663)	(5,770)	(1,323)	(1,660)	(1,830)	(3,739)	(8,552)

(Loss) Income before income taxes and equity interests	(423)	6,750	12,773	8,321	27,421	10,035	3,053	1,508	(333,616)	(319,020)

(Benefit from) provision for income taxes	(11,999)	2,366	4,480	28,157	23,004	6,663	1,615	1,934	(45,503)	(35,291)
(Loss) income in equity interests, net	(458)	(245)	(119)	(86)	(908)	(133)	58	75	(78)	(78)

Income (loss) from continuing operations	11,118	4,139	8,174	(19,922)	3,509	3,239	1,496	(351)	(288,191)	(283,807)

(Loss) income from discontinued operations, net of tax	(6,134)	(759)	3,095	—	(3,798)	—	—	—	—	—

Net income (loss)	4,984	3,380	11,269	(19,922)	(289)	3,239	1,496	(351)	(288,191)	(283,807)

Net income attributable to noncontrolling interest	—	—	—	(193)	(193)	(1,174)	(1,462)	(1,318)	(1,528)	(5,482)

Net income (loss) attributable to Monster Worldwide, Inc.	$4,984	$3,380	$11,269	$(20,115)	$(482)	$2,065	$34	$(1,669)	$(289,719)	$(289,289)

Basic earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	0.10	0.04	0.08	(0.21)	0.03	0.02	—	(0.02)	(3.31)	(3.29)
(Loss) income from discontinued operations, net of tax	(0.06)	(0.01)	0.03	—	(0.04)	—	—	—	—	—

Net income (loss)	$0.04	$0.03	$0.11	$(0.21)	$—	$0.02	$—	$(0.02)	$(3.31)	$(3.29)

Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	0.10	0.04	0.08	(0.21)	0.03	0.02	—	(0.02)	(3.31)	(3.29)
(Loss) income from discontinued operations, net of tax	(0.06)	(0.01)	0.03	—	(0.04)	—	—	—	—	—

Net income (loss)	$0.04	$0.03	$0.11	$(0.21)	$—	$0.02	$—	$(0.02)	$(3.31)	$(3.29)

Weighted avg. shares outstanding:
Basic shares	111,402	110,932	105,394	97,872	106,947	91,102	87,080	86,576	87,478	88,045
Diluted shares	112,637	111,937	105,967	97,872	107,913	94,416	89,955	86,576	87,478	88,045

Global employees - continuing operations (ones)	3,852	3,905	3,948	3,998	3,998	4,068	4,078	4,067	4,091	4,091
Annualized revenue per average employee	$215.0	$206.3	$200.5	$200.1	$205.5	$196.5	$191.0	$187.8	$182.6	$189.5

Monster Worldwide, Inc.

Non-GAAP Statements of Operations

(Unaudited, in thousands, except for per share amounts)

	Trended Data
Summary P&L Information	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014

Monster Careers	$193,654	$181,819	$178,737	$180,687	$734,897	$182,251	$178,581	$175,028	$170,150	$706,010
Internet Advertising & Fees	18,332	18,239	18,080	18,031	72,682	15,898	15,860	16,192	16,053	64,003

Revenue	211,986	200,058	196,817	198,718	807,579	198,149	194,441	191,220	186,203	770,013

Salary and related	90,781	83,997	88,030	91,207	354,015	93,826	94,157	93,905	90,924	372,812
Office and general	33,653	34,992	36,997	37,679	143,321	36,339	37,296	39,112	36,855	149,602
Marketing and promotion	49,267	43,394	38,089	38,840	169,590	41,413	37,377	35,109	32,493	146,392
Depreciation expense	13,000	12,644	12,297	11,981	49,922	11,885	11,217	11,548	11,369	46,019
Amortization of intangibles	3,104	3,081	2,248	801	9,234	634	618	646	726	2,624

Operating expenses	189,805	178,108	177,661	180,508	726,082	184,097	180,665	180,320	172,367	717,449

Operating income	22,181	21,950	19,156	18,210	81,497	14,052	13,776	10,900	13,836	52,564
Interest and other, net	(1,268)	(1,357)	(1,482)	(1,663)	(5,770)	(1,323)	(1,660)	(1,830)	(1,378)	(6,191)

Income before income taxes and equity interests	20,913	20,593	17,674	16,547	75,727	12,729	12,116	9,070	12,458	46,373

Provision for income taxes	7,320	7,222	6,199	5,791	26,532	4,083	3,756	3,175	4,365	15,379
(Loss) income in equity interests, net	(458)	(245)	(119)	(86)	(908)	(133)	58	75	(78)	(78)

Net income	13,135	13,126	11,356	10,670	48,287	8,513	8,418	5,970	8,015	30,916

Net income attributable to noncontrolling interest	—	—	—	(193)	(193)	(1,174)	(1,462)	(1,318)	(1,528)	(5,482)

Income from continuing operations attributable to Monster Worldwide, Inc.	$13,135	$13,126	$11,356	$10,477	$48,094	$7,339	$6,956	$4,652	$6,487	$25,434

Diluted earnings per share attributable to Monster Worldwide, Inc.	$0.12	$0.12	$0.11	$0.11	$0.45	$0.08	$0.08	$0.05	$0.07	$0.28

Weighted avg. shares outstanding:
Basic shares	111,402	110,932	105,394	97,872	106,947	91,102	87,080	86,576	87,478	88,045
Diluted shares	112,637	111,937	105,967	98,655	107,913	94,416	89,955	89,317	90,664	91,091

Monster Worldwide, Inc.

Segment Information and Margin Analysis - GAAP and Non-GAAP

(unaudited, in thousands)

	Trended Data
	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014

Segment Revenue:
Careers - North America	$115,935	$109,717	$109,622	$111,000	$446,274	$111,647	$110,301	$108,565	$106,433	$436,946
Careers - International	77,719	72,102	69,115	69,687	288,623	70,604	68,280	66,463	63,717	269,064

Careers Revenue	193,654	181,819	178,737	180,687	734,897	182,251	178,581	175,028	170,150	706,010

Internet Advertising & Fees Revenue	18,332	18,239	18,080	18,031	72,682	15,898	15,860	16,192	16,053	64,003

Total Monster Revenue	$211,986	$200,058	$196,817	$198,718	$807,579	$198,149	$194,441	$191,220	$186,203	$770,013

Segment operating income (loss): GAAP
Careers - North America	$12,423	$19,272	$16,346	$16,968	$65,009	$12,120	$17,902	$18,310	$(246,626)	$(198,294)
Careers - International	(8,991)	(6,054)	(325)	(3,226)	(18,596)	(5,289)	(6,974)	(7,551)	(5,315)	(25,129)

Careers operating income GAAP	3,432	13,218	16,021	13,742	46,413	6,831	10,928	10,759	(251,941)	(223,423)

Internet Advertising & Fees operating income GAAP	6,262	6,312	5,902	6,016	24,492	3,691	3,464	3,442	(59,221)	(48,624)

Total Monster operating income	$9,694	$19,530	$21,923	$19,758	$70,905	$10,522	$14,392	$14,201	$(311,162)	$(272,047)

Corporate expenses GAAP	(8,849)	(11,423)	(7,668)	(9,774)	(37,714)	(10,992)	(9,679)	(10,863)	(18,715)	(50,249)

Total Monster Consolidated operating income (loss) GAAP	$845	$8,107	$14,255	$9,984	$33,191	$(470)	$4,713	$3,338	$(329,877)	$(322,296)

Segment operating income (loss)(1): Non-GAAP
Careers - North America	$22,424	$22,277	$17,902	$20,315	$82,918	$17,508	$21,058	$20,814	$19,978	$79,358
Careers - International	(1,747)	(1,674)	1,281	(2,795)	(4,935)	(3,130)	(4,512)	(5,556)	(2,879)	(16,077)

Careers operating income Non-GAAP	20,677	20,603	19,183	17,520	77,983	14,378	16,546	15,258	17,099	63,281

Internet Advertising & Fees operating income Non-GAAP	6,883	6,978	6,353	6,753	26,967	4,415	3,922	3,803	3,943	16,083

Total Monster operating income Non-GAAP	$27,560	$27,581	$25,536	$24,273	$104,950	$18,793	$20,468	$19,061	$21,042	$79,364

Corporate expenses Non-GAAP	(5,379)	(5,631)	(6,380)	(6,063)	(23,453)	(4,741)	(6,692)	(8,161)	(7,206)	(26,800)

Total Monster Consolidated operating income Non-GAAP	$22,181	$21,950	$19,156	$18,210	$81,497	$14,052	$13,776	$10,900	$13,836	$52,564

(1) - See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.

Reconciliation of Operating Income to EBITDA and Adjusted EBITDA

(unaudited, in thousands)

	Trended Data
Summary P&L Information	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014

Revenue	$211,986	$200,058	$196,817	$198,718	$807,579	$198,149	$194,441	$191,220	$186,203	$770,013

Operating income (loss) - GAAP	$845	$8,107	$14,255	$9,984	$33,191	$(470)	$4,713	$3,338	$(329,877)	$(322,296)

Depreciation expense	13,000	12,644	12,297	11,981	49,922	11,885	11,217	11,548	11,369	46,019
Stock-based compensation	6,794	5,470	4,901	8,226	25,391	8,173	9,063	6,682	11,439	35,357
Goodwill impairment	—	—	—	—	—	—	—	—	325,800	325,800
Restructuring non-cash charges and other	775	4,540	—	—	5,315	—	—	—	1,000	1,000
Amortization of intangibles	3,104	3,081	2,248	801	9,234	634	618	646	726	2,624

EBITDA (1)	$24,518	$33,842	$33,701	$30,992	$123,053	$20,222	$25,611	$22,214	$20,457	$88,504

Separation costs	—	—	—	—	—	—	—	—	4,974	4,974
Facility costs	—	—	—	—	—	6,349	—	880	500	7,729
Fees associated with strategic alternatives	1,375	1,545	—	—	2,920	—	—	—	—	—
Restructuring expenses, less non-cash items	12,392	2,288	—	—	14,680	—	—	—	—	—

Total Non-GAAP Adjustments	13,767	3,833	—	—	17,600	6,349	—	880	5,474	12,703

Adjusted EBITDA (1)	$38,285	$37,675	$33,701	$30,992	$140,653	$26,571	$25,611	$23,094	$25,931	$101,207

(1) - See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.

Statements of Cash Flows

(unaudited, in thousands)

	Trended Data
	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014
Cash flows (used for) provided by operating activities:
Net income (loss)	$4,984	$3,380	$11,269	$(19,922)	$(289)	$3,239	$1,496	$(351)	$(288,191)	$(283,807)

Adjustments to reconcile net income (loss) to cash (used for) provided by operating activities:
Depreciation and amortization	16,104	15,725	14,545	12,782	59,156	12,519	11,835	12,194	12,095	48,643
Provision for doubtful accounts	535	897	318	617	2,367	316	412	562	417	1,707
Stock-based compensation	6,794	5,470	4,901	8,226	25,391	8,173	9,063	6,682	11,439	35,357
Deferred income taxes	(2,172)	(435)	4,825	26,356	28,574	3,893	(491)	53	(46,873)	(43,418)
Non-cash restructuring charges and other	775	4,540	—	—	5,315	—	—	—	—	—
Impairment of investment and indefinite lived intangible	—	—	—	—	—	—	—	—	2,070	2,070
Goodwill Impairment	—	—	—	—	—	—	—	—	325,000	325,000
Loss (income) in equity interests, net	458	245	119	86	908	133	(58)	(75)	78	78
Gain on deconsolidation of subsidiaries	—	—	—	—	—	(13,647)	—	—	—	(13,647)
Tax benefit from change in uncertain tax positions	(12,869)	—	(1,486)	—	(14,355)	—	—	—	—	—
Amount reclassified from accumulated other comprehensive income	(23,109)	—	—	—	(23,109)	1,819	—	—	—	1,819
Excess income tax benefit from equity compensation plans	—	(2,044)	(1,970)	(1,893)	(5,907)	(130)	(69)	—	—	(199)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	5,907	22,734	12,820	(33,443)	8,018	14,501	25,023	25,832	(24,789)	40,567
Prepaid and other	14,690	865	(3,371)	2,389	14,573	(14,838)	6,848	(2,855)	(863)	(11,708)
Deferred revenue	(5,039)	(26,203)	(16,582)	25,635	(22,189)	(964)	(26,525)	(29,483)	24,256	(32,716)
Accounts payable, accrued liabilities, and other	(15,695)	(9,771)	(23,137)	3,972	(44,631)	3,893	(2,634)	(622)	12,372	13,009

Total adjustments	(13,621)	12,023	(9,018)	44,727	34,111	15,668	23,404	12,288	315,202	366,562

Net cash (used for) provided by operating activities	(8,637)	15,403	2,251	24,805	33,822	18,907	24,900	11,937	27,011	82,755

Cash flows used for investing activities:
Capital expenditures	(9,149)	(9,239)	(6,602)	(7,626)	(32,616)	(10,700)	(11,769)	(8,287)	(9,087)	(39,843)
Payments for acquisitions, net of cash acquired	—	—	—	—	—	(27,005)	—	—	—	(27,005)
Investment in Alma Career Oy	—	—	—	—	—	(6,516)	—	—	—	(6,516)
Cash funded to and dividends received from equity investee and other	623	(484)	(2,638)	(3,767)	(6,266)	(729)	113	(606)	(941)	(2,163)
Capitalized patent defense costs	—	—	—	—	—	—	(1,220)	(1,742)	(1,577)	(4,539)

Net cash used for investing activities	(8,526)	(9,723)	(9,240)	(11,393)	(38,882)	(44,950)	(12,876)	(10,635)	(11,605)	(80,066)

Cash flows provided by (used for) financing activities:
Proceeds from borrowings on credit facilities	17,500	—	52,000	—	69,500	78,800	—	1,500	66,100	146,400
Payments on borrowings on credit facilities	(11,399)	(28,400)	—	(51,800)	(91,599)	—	(8,100)	—	(184,200)	(192,300)
Proceeds from borrowings on term loan	—	—	—	—	—	—	—	—	90,000	90,000
Payments on borrowings on term loan	(1,250)	(1,875)	(1,875)	(1,875)	(6,875)	(1,875)	(2,500)	(2,500)	(84,750)	(91,625)
Proceeds from Convertible notes	—	—	—	—	—	—	—	—	143,750	143,750
Fees paid on the issuance of debt and purchase of capped call	—	—	—	—	—	—	—	—	(23,111)	(23,111)
Tax withholdings related to net share settlements of restricted stock awards and units	(1,793)	(3,194)	(927)	(147)	(6,061)	(1,427)	(2,280)	(1,307)	(5,551)	(10,565)
Repurchase of common stock	—	(23,378)	(37,404)	(46,385)	(107,167)	(39,653)	(11,864)	(553)	—	(52,070)
Excess income tax benefit from equity compensation plans	—	2,044	1,970	1,893	5,907	130	69	—	—	199
Net proceeds from sale of noncontrolling interest	—	—	—	86,523	86,523	—	—	—	—	—
Dividend paid to noncontrolling interest	—	—	—	—	—	—	(3,021)	—	—	(3,021)

Net cash provided by (used for) financing activities	3,058	(54,803)	13,764	(11,791)	(49,772)	35,975	(27,696)	(2,860)	2,238	7,657

Effects of exchange rates on cash	(3,172)	(2,452)	837	15	(4,772)	118	1,436	(2,461)	(3,723)	(4,630)

Net (decrease) increase in cash and cash equivalents	(17,277)	(51,575)	7,612	1,636	(59,604)	10,050	(14,236)	(4,019)	13,921	5,716
Cash and cash equivalents, beginning of period	148,185	130,908	79,333	86,945	148,185	88,581	98,631	84,395	80,376	88,581

Cash and cash equivalents, end of period	$130,908	$79,333	$86,945	$88,581	$88,581	$98,631	$84,395	$80,376	$94,297	$94,297

Monster Worldwide, Inc.

Consolidated Condensed Balance Sheets

(unaudited, in thousands)

	Trended Data
	March 2013	June 2013	September 2013	December 2013	March 2014	June 2014	September 2014	December 2014
ASSETS

Current assets:
Cash and cash equivalents	$130,908	$79,333	$86,945	$88,581	$98,631	$84,395	$80,376	$94,297
Accounts receivable, net	333,174	309,064	298,823	332,675	318,615	293,732	262,434	282,523
Prepaid and other	75,229	73,853	73,801	82,809	92,717	88,127	87,353	83,326

Total current assets	539,311	462,250	459,569	504,065	509,963	466,254	430,163	460,146

Property and equipment, net	137,998	132,393	128,409	124,169	126,232	126,345	121,461	119,729
Goodwill	880,715	873,166	891,623	895,518	918,672	915,024	891,870	540,621
Intangibles, net	29,385	26,096	24,219	24,058	27,849	29,186	31,327	30,503
Investment in unconsolidated affiliates	170	229	150	220	24,584	23,759	22,690	20,700
Other assets	38,644	41,078	39,960	38,227	35,496	36,697	37,355	45,452

Total assets	$1,626,223	$1,535,212	$1,543,930	$1,586,257	$1,642,796	$1,597,265	$1,534,866	$1,217,151

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$186,142	$175,335	$151,778	$166,257	$165,535	$160,121	$152,965	$158,759
Deferred revenue	356,468	329,492	315,645	342,156	341,947	315,786	281,039	300,724
Current portion of long-term debt	7,500	8,125	8,750	9,375	212,200	201,600	10,000	9,563
Current liabilities of discontinued operations	3,771	2,522	2,137	1,049	735	492	378	268

Total current liabilities	553,881	515,474	478,310	518,837	720,417	677,999	444,382	469,314

Long-term income taxes payable	51,255	52,590	51,298	53,078	54,451	55,355	56,465	54,636
Long-term debt, net, less current portion	161,600	130,700	180,200	125,900	—	—	190,600	201,821
Other liabilities	8,352	8,994	5,752	44,297	53,527	57,146	59,219	16,635

Total liabilities	775,088	707,758	715,560	742,112	828,395	790,500	750,666	742,406

Common stock and class B common stock	141	141	142	142	142	142	143	144
Additional paid-in capital	1,962,039	1,970,025	1,976,768	2,003,394	2,011,447	2,019,350	2,026,324	2,040,209
Accumulated other comprehensive income	50,163	41,024	62,046	63,368	67,691	61,916	35,685	9,245
Accumulated deficit	(559,405)	(556,025)	(544,756)	(564,871)	(562,806)	(562,772)	(564,441)	(854,160)
Treasury stock, at cost	(601,803)	(627,711)	(665,830)	(712,362)	(753,873)	(768,050)	(769,676)	(774,940)
Noncontrolling interest	—	—	—	54,474	51,800	56,179	56,165	54,247

Total stockholders’ equity	851,135	827,454	828,370	844,145	814,401	806,765	784,200	474,745

Total liabilities and stockholders’ equity	$1,626,223	$1,535,212	$1,543,930	$1,586,257	$1,642,796	$1,597,265	$1,534,866	$1,217,151

Memo(1)
- Net cash (debt)	$(38,192)	$(59,492)	$(102,005)	$(46,694)	$(113,569)	$(117,205)	$(120,224)	$(117,088)

(1) - See notes to financial supplement for definitions and calculations of selected financial metrics.